Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2008
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, retail and credit market conditions, sales in our Master Planned Communities segment, the cost and success of development and re-development projects, and our ability to successfully manage liquidity and refinancing demands. Readers are referred to the documents filed by General Growth Properties, Inc. (the “Company”) with the SEC, specifically the most recent report on Form 10-K (as amended by Amendment No.1 to such report filed in Form 10-K/A), which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
September 30, 2008
Table of Contents
All information included in this supplemental package is unaudited and is as of September 30, 2008, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Third Quarter 2008 Earnings Announcement	4-16

Supplemental Financial Data*	17-36
Summary Retained FFO & Core FFO	17
Tenant Allowances, Straight Line Rent, & SFAS #141 & #142	18
Trailing Twelve Month EBITDA and Coverage Ratios	19
Comparable NOI Growth	20
Master Planned Communities	21-23
Capital Information	24
Changes in Total Common & Equivalent Shares	25
Common Dividend History	26
Debt Maturity and Current Average Interest Rate Summary	27
Summary of Outstanding Debt	28-36

Supplemental Operational Data	37-40
Operating Statistics, Certain Financial Information & Top Tenants	37
Retail Portfolio GLA, Occupancy, Sales & Rent Data	38
Retail and Other Net Operating Income by Geographic Area at Share	39
Lease Expiration Schedule and Lease Termination Income at Share	40

Expansions, Re-developments & New Developments	41-43

*	The supplemental financial data should be read in conjunction with the Company’s third quarter earnings information (included as pages 4-16 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile

General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years and is one of the largest U.S.-based publicly traded real estate investment trusts (REIT). The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at September 30, 2008 was 92.7% and tenant sales per square foot were $455.
Corporate Overview

The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate.
Stock Listing

Common Stock
NYSE: GGP
Calendar of Events

Quarter End — Fourth Quarter 2008	Dec. 31, 2008
Earnings Release — After the Market Close	Feb. 9, 2009
Quarterly Conference Call — 8:00 am CST	Feb. 10, 2009
Current Dividend

As previously announced, given the uncertainty and volatility in the capital markets, and the fact that all distributions currently required to maintain REIT status have already been made this year, the Company’s Board of Directors (the “Board”) has determined to suspend the common stock dividend at this time. Such suspension will be reviewed by the Board as necessary in the context of the REIT requirements and the Company’s ongoing capital position.

Investor Relations	Transfer Agent

Tim Goebel	BNY Mellon
Director, Investor Relations	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	Foreign Stockholders:
Fax (312) 960-5475	+1 201 680-6578
tgoebel@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	CCC+
Standard & Poors — Senior Debt Rating	CCC
Standard & Poors — TRCLP Bonds Rating	CCC
Moody’s — Senior Debt Rating	B3
Moody’s — TRCLP Bonds Rating	B3

Please visit the GGP web site for additional information:	www.ggp.com

Ownership Structure as of September 30, 2008
* Share count includes common shares
and common Operating Partnership units

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		September 30, 2008

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$27,766,729

Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	64,153

	115,923

Other Preferred Stock	476

Total Preferred Securities		$121,399

Common Stock and Common Operating Partnership Units
Stock market value of 268.2 million shares of common stock and 51.3 million shares of Operating Partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period (b) (c)		$4,825,021

Total Market Capitalization at end of period		$32,713,149

(a)	Excludes liabilities to special improvement districts of $70.7 million, minority interest adjustment of $71.2 million and purchase accounting mark-to-market adjustments of $55.1 million.

(b)	Net of 1.4 million treasury shares.

(c)	Reflects closing common stock share price at September 30, 2008 of $15.10. The closing common stock share price on October 31, 2008 was $4.14.

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. GGP does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Banc of America Securities	Christy McElroy	(212) 847-5658

Barclays Capital	Ross Smotrich	(212) 526-2306
	George Hoglund	(212) 526-4513

Citigroup	Michael Bilerman	(212) 816-1383

Credit Suisse First Boston	Michael Gorman	(212) 538-4357

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Tom Barry	(703) 875-1401

Goldman, Sachs & Co.	Jay Habermann	(917) 343-4260

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

RBC Capital Markets	Richard C. Moore	(216) 378-7625

Stifel Nicolaus	David Fick	(410) 454-5018
	Nate Isbee	(410) 454-4143

UBS	Jeff Spector	(212) 713-6144
	Lindsay Schroll	(212) 713-3402

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

Third Quarter Earnings Announcement
November 5, 2008

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Tim Goebel
(312) 960-5199
General Growth Properties, Inc. Reports Operating
Results for Third Quarter 2008
Chicago, Illinois, November 5, 2008 — General Growth Properties, Inc. (NYSE: GGP) (the Company) released its third quarter 2008 results of operations today. For the third quarter of 2008, Core Funds From Operations (Core FFO) per fully diluted share were $0.64, Funds From Operations (FFO) per fully diluted share were $0.58 and Earnings per share — diluted (EPS) were a loss of $0.06. Although retail property revenue has remained relatively stable, Core FFO and FFO per fully diluted share have both declined from the comparable amounts reported for the third quarter of 2007 primarily due to provisions for impairment recognized in the third quarter 2008, as described below. For EPS purposes, such provisions for impairment were partially offset by gains on sales of non-core assets.
FINANCIAL AND OPERATIONAL HIGHLIGHTS
•	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the benefit from (provision for) income taxes. Core FFO for the third quarter of 2008 was $205.7 million or $0.64 per fully diluted share as compared to $200.7 million or $0.68 per fully diluted share for the third quarter of 2007. The $5.0 million, or 2.5%, increase in Core FFO compared to the third quarter of 2007 was primarily due to the recognition of our share of the Glendale Galleria litigation cost of approximately $37.1 million in the third quarter of 2007. Core FFO for the third quarter of 2008 includes provisions for impairment of $7.8 million at one of our core operating properties and an aggregate of $7.4 million of non-recoverable development costs (approximately $0.05 per fully diluted share in the aggregate). Core FFO per fully diluted share declined relative to the third quarter of 2007 due to the dilutive affect of the issuance of 22.8 million shares of GGP common stock in March 2008.

•	FFO was $185.4 million in the third quarter of 2008, a decline of approximately 11.0% or $23.0 million, from $208.4 million in the third quarter of 2007. The decline in FFO was due to significantly lower NOI at certain of our communities within the master planned community operating segment in 2008, as well as a provision for impairment of $40.3 million (or approximately $0.13 per fully diluted share) for Nouvelle at Natick (a residential condominium project that is classified as property held for development and sale) as a result of non-recoverable development costs at September 30, 2008. The remaining Nouvelle carrying value, including estimated costs to complete, is currently estimated to be fully recoverable through unit sales which commenced in October 2008.

•	EPS were a loss of $0.06 in the third quarter of 2008 compared to a loss of $0.04 in the third quarter of 2007. The decrease in EPS was primarily due to lower land sales and provisions for impairment and is partially offset by the $15.1 million, net of minority interest (or approximately $0.06 per fully diluted share), recognized on the previously reported sales of certain office parks in the third quarter of 2008.
Strategic, development and financing update
The Company’s Board of Directors and management team, together with their financial and legal advisors, continue to comprehensively examine all financial and strategic alternatives for the Company, including, but not limited to, sales of both core and non-core assets, sales of joint venture interests, corporate level capital infusions and broader strategic business combinations.
The Company has deferred the development, construction or opening of certain near and intermediate term new development and redevelopment projects. As a result, all future development expenditures other than expenditures for projects that are near completion and approved projects at our jointly owned properties have been deferred. The regularly scheduled quarterly dividend for the third quarter of 2008 was suspended and, since June 30, 2008, approximately $47 million of non-core asset sales have been completed.
In addition, as of today, approximately $1.74 billion of new and/or replacement financing has funded since June 30, 2008, consisting of the July 2008, $1.51 billion secured portfolio facility and a new $225 million short term secured loan. As a result, all loans previously scheduled to mature in 2008 through the date of this release have been refinanced, continued or repaid. The Company has approximately $900 million of property secured debt and approximately $58 million of corporate debt that is scheduled to mature by December 1, 2008 that remains to be refinanced and extended. As previously announced, the Company is working with its syndicate of lenders for the property secured debt (for Fashion Show and The Shoppes at The Palazzo, two of our premier Las Vegas properties) to extend the November 28, 2008 maturity dates and is marketing these properties for sale.

•	Core FFO per share guidance We currently project 2008 Core FFO to be in the range of $2.85 to $2.95 per share. The 2008 Core FFO guidance has been reduced as a result of lower expected NOI growth, the provisions for impairment discussed above and increases in amortization of refinancing costs. The 2008 Core FFO guidance does not include the impact of implementing our strategic alternatives or any future provisions for impairment.
SEGMENT RESULTS
Retail and Other Segment
•	NOI increased to $622.5 million for the third quarter of 2008, 1.0% above the $616.3 million reported for the third quarter of 2007. This increase is due to the opening of expansions and renovations at certain operating properties and, in March of 2008, the acquisition of The Shoppes at The Palazzo.

•	Comparable NOI from consolidated properties in the third quarter of 2008 decreased by 1.8% compared to the same period last year, and increased by 1.8% for third quarter year-to-date 2008 compared to third quarter year-to-date 2007.

•	Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter increased by approximately 8.0% compared to the third quarter of 2007 and increased by 7.1% for third quarter year-to-date 2008 compared to third quarter year-to-date 2007.

•	Revenues from consolidated properties for the third quarter of 2008 were $784.3 million, an increase of 0.4% compared to $781.1 million for the same period in 2007. Increases were substantially offset by declines in SFAS 141 rents, termination income and overage rent.

•	Revenues from unconsolidated properties, at the Company’s ownership share, for the third quarter increased 3.8% to $151.4 million, compared to $145.8 million in the third quarter of 2007. The increase was primarily due to increased minimum rents from certain expansions and renovations opened since mid 2007 and certain ownership increases in properties owned through our international joint ventures.

•	Comparable tenant sales, on a trailing twelve month basis, increased 0.3% compared to the same period last year.

•	Sales per square foot, on a trailing twelve month basis, decreased 0.7% compared to the same period last year.

•	Retail Center occupancy decreased slightly to 92.7% at September 30, 2008 from 93.2% at September 30, 2007.

Master Planned Communities Segment
•	NOI from the Master Planned Communities segment for the third quarter of 2008 was a loss of $42.7 million for consolidated properties and income of $3.6 million for unconsolidated properties as compared to income of $11.0 million and $11.5 million, respectively, in 2007. In addition to the provision from impairment that resulted from the non-recoverable development costs for Nouvelle as described above, the change in 2008 NOI compared to 2007 NOI reflects the continuing adverse effect of the credit market on new home sales and the resulting reduction in demand for residential lots.

•	Land sale revenues for the third quarter of 2008 were $6.2 million for consolidated properties and $13.1 million for unconsolidated properties, compared to $54.2 million and $33.5 million, respectively, for the third quarter of 2007. Such declines in land sale revenues reflect a continuation of the reduced sales pace for 2008, a trend from the first quarter of 2008 that is expected to continue into 2009.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Wednesday, November 5, 2008, at 9:00 a.m. Eastern Time (8:00 a.m. CST, 6:00 a.m. PST). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our benefit from (provision for) income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the benefit from (provision for) income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including full year 2008 Core FFO per share guidance and the Company’s strategic and financing review. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our ability to successfully manage our strategic and financial review and our liquidity and refinancing demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Funds From Operations (“FFO”)
Company stockholders	$155,499	$171,877	$530,991	$749,894
Operating Partnership unitholders	29,935	36,566	105,667	160,492

Operating Partnership	$185,434	$208,443	$636,658	$910,386

(Decrease) increase in FFO over comparable prior year period	(11.0)%	8.7%	(30.1)%	51.5%

FFO per share:
Company stockholders — basic	$0.58	$0.71	$2.04	$3.07
Operating Partnership — basic	0.58	0.71	2.04	3.07
Operating Partnership — diluted	0.58	0.70	2.04	3.07
(Decrease) increase in diluted FFO per share over comparable prior year period	(17.1)%	7.7%	(33.6)%	50.5%

Core Funds From Operations (“Core FFO”)
Core FFO	$205,711	$200,724	$660,775	$609,700
Increase in Core FFO over comparable prior year period	2.5%	7.5%	8.4%	5.1%
Core FFO per share — diluted	0.64	0.68	2.12	2.05
(Decrease) increase in diluted Core FFO per share over comparable prior year period	(5.9)%	7.9%	3.4%	4.1%

Dividends
Dividends paid per share	$0.50	$0.45	$1.50	$1.35
Payout ratio (% of diluted FFO paid out)	86.2%	64.3%	73.5%	44.0%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$525,728	$527,523	$1,596,571	$1,443,186
Unconsolidated	96,737	88,753	289,399	314,306

Total Retail and Other	622,465	616,276	1,885,970	1,757,492

Master Planned Communities:
Consolidated	(42,700)	11,029	(42,910)	21,266
Unconsolidated	3,631	11,480	17,949	25,041

Total Master Planned Communities	(39,069)	22,509	(24,961)	46,307

Total Real estate property net operating income	$583,396	$638,785	$1,861,009	$1,803,799

	September 30,	December 31,
Selected Balance Sheet Information	2008	2007
Cash and cash equivalents	$139,175	$99,534

Investment in real estate:
Net land, buildings and equipment	$22,725,595	$22,359,249
Developments in progress	1,143,693	987,936
Net investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,879,403	1,803,366
Investment property and property held for development and sale	1,809,667	1,639,372

Net investment in real estate	$27,558,358	$26,789,923

Total assets	$29,662,127	$28,814,319

Mortgage, notes and loans payable	$24,766,701	$24,282,139
Minority interest — Preferred	121,399	121,482
Minority interest — Common	398,853	351,362
Stockholders’ equity	1,814,885	1,456,696

Total capitalization (at cost)	$27,101,838	$26,211,679

	Consolidated Properties			Unconsolidated Properties(a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate(d)	Balance	Rate(d)
Fixed rate (c)	$20,353,549		5.61%	$2,858,298	5.66%
Variable rate (c)	4,216,137		4.83	338,745	7.23

Totals	$24,569,686	(b)	5.48%	$3,197,043	5.83%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes liabilities to special improvement districts of $70.7 million, minority interest adjustment of $71.2 million and purchase accounting mark-to-market adjustments of $55.1 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Minimum rents	$514,186	$509,762	$1,546,227	$1,389,235
Tenant recoveries	231,548	231,395	694,727	626,253
Overage rents	14,563	16,122	38,973	42,578
Land sales	6,158	54,188	31,080	114,111
Management and other fees	21,561	26,484	63,718	80,404
Other	26,685	26,307	85,916	80,550

Total revenues	814,701	864,258	2,460,641	2,333,131

Expenses:
Real estate taxes	68,128	68,054	205,781	180,004
Repairs and maintenance	57,725	52,624	176,822	151,514
Marketing	10,425	12,237	31,477	35,530
Other property operating costs	116,329	114,418	332,047	310,062
Land sales operations	8,513	43,159	33,645	92,845
Provision for doubtful accounts	5,938	6,275	14,934	10,066
Property management and other costs	38,813	45,252	145,755	154,841
General and administrative	5,259	4,631	17,774	20,929
Provisions for impairment	55,514	629	56,123	2,630
Depreciation and amortization	190,386	189,436	565,888	527,844

Total expenses	557,030	536,715	1,580,246	1,486,265

Operating income	257,671	327,543	880,395	846,866

Interest income	950	2,027	2,957	7,004
Interest expense	(324,195)	(310,868)	(956,532)	(854,764)

(Loss) income before income taxes, minority interest and equity in income (loss) of Unconsolidated Real Estate Affiliates	(65,574)	18,702	(73,180)	(894)
Benefit from (provision for) income taxes	14,841	(14,293)	(1,416)	256,451
Minority interest	3,258	(1,269)	(6,032)	(60,771)
Equity in income (loss) of Unconsolidated Real Estate Affiliates	16,939	(12,499)	61,912	34,441

(Loss) income from continuing operations	(30,536)	(9,359)	(18,716)	229,227
Discontinued operations, net of minority interest — gains on dispositions	15,121	—	45,941	—

Net (loss) income	$(15,415)	$(9,359)	$27,225	$229,227

Basic and Diluted (Loss) Earnings Per Share:
Continuing operations	$(0.11)	$(0.04)	$(0.07)	$0.94
Discontinued operations	0.05	—	0.17	—

Total basic and diluted (loss) earnings per share	$(0.06)	$(0.04)	$0.10	$0.94

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended September 30, 2008
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$514,186	$96,151	$610,337
Tenant recoveries	231,548	40,369	271,917
Overage rents	14,563	2,002	16,565
Other, including minority interest	23,976	12,840	36,816

Total property revenues	784,273	151,362	935,635

Property operating expenses:
Real estate taxes	68,128	10,348	78,476
Repairs and maintenance	57,725	8,763	66,488
Marketing	10,425	1,940	12,365
Other property operating costs	116,329	32,344	148,673
Provision for doubtful accounts	5,938	1,230	7,168

Total property operating expenses	258,545	54,625	313,170

Retail and other net operating income	525,728	96,737	622,465

Master Planned Communities
Land sales	6,158	13,144	19,302
Land sales operations	(8,513)	(9,513)	(18,026)

Master Planned Communities net operating (loss) income before provision for impairment	(2,355)	3,631	1,276

Provision for impairment	(40,345)	—	(40,345)

Master Planned Communities net operating (loss) income	(42,700)	3,631	(39,069)

Real estate property net operating income	483,028	100,368	$583,396

Management and other fees	21,561	5,444
Property management and other costs	(10,950)	(355)
Headquarters/regional costs	(27,863)	(11,853)
General and administrative	(5,259)	(2,997)
Provisions for impairment	(15,169)	(61)
Depreciation on non-income producing assets, including headquarters building	(2,518)	—
Interest income	950	1,653
Interest expense	(324,195)	(44,208)
Benefit from income taxes	14,841	3,951
Preferred unit distributions	(2,339)	—
Other FFO from minority interest	1,375	30

FFO	133,462	51,972
Equity in FFO of Unconsolidated Properties	51,972	(51,972)

Operating Partnership FFO	$185,434	$—

	Three Months Ended September 30, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$509,762	$88,684	$598,446
Tenant recoveries	231,395	38,444	269,839
Overage rents	16,122	1,919	18,041
Other, including minority interest	23,852	16,787	40,639

Total property revenues	781,131	145,834	926,965

Property operating expenses:
Real estate taxes	68,054	11,094	79,148
Repairs and maintenance	52,624	8,355	60,979
Marketing	12,237	2,378	14,615
Other property operating costs	114,418	34,561	148,979
Provision for doubtful accounts	6,275	693	6,968

Total property operating expenses	253,608	57,081	310,689

Retail and other net operating income	527,523	88,753	616,276

Master Planned Communities
Land sales	54,188	33,536	87,724
Land sales operations	(43,159)	(22,056)	(65,215)

Master Planned Communities net operating income	11,029	11,480	22,509

Real estate property net operating income	538,552	100,233	$638,785

Management and other fees	26,484	4,661
Property management and other costs	(19,845)	(530)
Headquarters/regional costs	(25,407)	(9,362)
General and administrative	(4,631)	(39,455)
Provisions for impairment	(629)	—
Depreciation on non-income producing assets, including headquarters building	(3,015)	—
Interest income	2,027	2,078
Interest expense	(310,868)	(35,577)
Provision for income taxes	(14,293)	(497)
Preferred unit distributions	(2,903)	—
Other FFO from minority interest	1,389	31

FFO	186,861	21,582
Equity in FFO of Unconsolidated Properties	21,582	(21,582)

Operating Partnership FFO	$208,443	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Nine Months Ended September 30, 2008
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$1,546,227	$283,387	$1,829,614
Tenant recoveries	694,727	118,982	813,709
Overage rents	38,973	5,037	44,010
Other, including minority interest	77,705	44,393	122,098

Total property revenues	2,357,632	451,799	2,809,431

Property operating expenses:
Real estate taxes	205,781	33,929	239,710
Repairs and maintenance	176,822	27,009	203,831
Marketing	31,477	5,719	37,196
Other property operating costs	332,047	93,731	425,778
Provision for doubtful accounts	14,934	2,012	16,946

Total property operating expenses	761,061	162,400	923,461

Retail and other net operating income	1,596,571	289,399	1,885,970

Master Planned Communities
Land sales	31,080	54,064	85,144
Land sales operations	(33,645)	(36,115)	(69,760)

Master Planned Communities net operating (loss) income before provision for impairment	(2,565)	17,949	15,384
Provision for impairment	(40,345)	—	(40,345)

Master Planned Communities net operating (loss) income	(42,910)	17,949	(24,961)

Real estate property net operating income	1,553,661	307,348	$1,861,009

Management and other fees	63,718	15,952
Property management and other costs	(49,963)	(1,881)
Headquarters/regional costs	(95,792)	(30,050)
General and administrative	(17,774)	(7,717)
Provisions for impairment	(15,778)	(61)
Depreciation on non-income producing assets, including headquarters building	(7,916)	—
Interest income	2,957	4,724
Interest expense	(956,532)	(125,195)
(Provision for) benefit from income taxes	(1,416)	2,260
Preferred unit distributions	(8,145)	—
Other FFO from minority interest	4,167	91

FFO	471,187	165,471
Equity in FFO of Unconsolidated Properties	165,471	(165,471)

Operating Partnership FFO	$636,658	$—

	Nine Months Ended September 30, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$1,389,235	$309,903	$1,699,138
Tenant recoveries	626,253	134,388	760,641
Overage rents	42,578	5,852	48,430
Other, including minority interest	72,296	61,446	133,742

Total property revenues	2,130,362	511,589	2,641,951

Property operating expenses:
Real estate taxes	180,004	40,615	220,619
Repairs and maintenance	151,514	30,116	181,630
Marketing	35,530	8,624	44,154
Other property operating costs	310,062	115,987	426,049
Provision for doubtful accounts	10,066	1,941	12,007

Total property operating expenses	687,176	197,283	884,459

Retail and other net operating income	1,443,186	314,306	1,757,492

Master Planned Communities
Land sales	114,111	69,558	183,669
Land sales operations	(92,845)	(44,517)	(137,362)

Master Planned Communities net operating income	21,266	25,041	46,307

Real estate property net operating income	1,464,452	339,347	$1,803,799

Management and other fees	80,404	12,823
Property management and other costs	(65,118)	(2,108)
Headquarters/regional costs	(89,723)	(31,354)
General and administrative	(20,929)	(41,013)
Provisions for impairment	(2,630)	(217)
Depreciation on non-income producing assets, including headquarters building	(9,206)	—
Interest income	7,004	13,801
Interest expense	(854,764)	(138,965)
Benefit from (provision for) income taxes	256,451	(2,072)
Preferred unit distributions	(10,016)	—
Other FFO from minority interest	4,188	31

FFO	760,113	150,273
Equity in FFO of Unconsolidated Properties	150,273	(150,273)

Operating Partnership FFO	$910,386	$—

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$583,396	$638,785	$1,861,009	$1,803,799
Unconsolidated Properties	(100,368)	(100,233)	(307,348)	(339,347)

Consolidated Properties	483,028	538,552	1,553,661	1,464,452
Management and other fees	21,561	26,484	63,718	80,404
Property management and other costs	(10,950)	(19,845)	(49,963)	(65,118)
Headquarters/regional costs	(27,863)	(25,407)	(95,792)	(89,723)
General and administrative	(5,259)	(4,631)	(17,774)	(20,929)
Provisions for impairment	(15,169)	(629)	(15,778)	(2,630)
Depreciation and amortization	(190,386)	(189,436)	(565,888)	(527,844)
Minority interest in NOI of Consolidated Properties and other	2,709	2,455	8,211	8,254

Operating income	$257,671	$327,543	$880,395	$846,866

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$205,711	$200,724	$660,775	$609,700
Master Planned Communities net operating (loss) income	(39,069)	22,509	(24,961)	46,307
Benefit from (provision for) income taxes	18,792	(14,790)	844	254,379

Funds From Operations — Operating Partnership	185,434	208,443	636,658	910,386
Depreciation and amortization of capitalized real estate costs	(222,918)	(219,764)	(661,578)	(632,751)
Minority interest in depreciation of Consolidated Properties and other	833	(196)	2,481	649
Minority interest to Operating Partnership unitholders	6,115	2,158	3,723	(49,057)

(Loss) income from continuing operations	(30,536)	(9,359)	(18,716)	229,227
Discontinued operations, net of minority interest — gains on dispositions	15,121	—	45,941	—

Net (loss) income	$(15,415)	$(9,359)	$27,225	$229,227

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$100,368	$100,233	$307,348	$339,347
Net property management fees and costs	5,089	4,131	14,071	10,715
Net interest expense	(42,555)	(33,499)	(120,471)	(125,164)
Headquarters, general and administrative, income taxes and minority interest in FFO	(10,930)	(49,283)	(35,477)	(74,625)

FFO of unconsolidated properties	51,972	21,582	165,471	150,273
Depreciation and amortization of capitalized real estate costs	(35,050)	(33,343)	(103,607)	(114,113)
Other, including loss on sales of investment properties	17	(738)	48	(1,719)

Equity in income (loss) of unconsolidated real estate affiliates	$16,939	$(12,499)	$61,912	$34,441

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,527	295,637	311,806	296,262
Conversion of Operating Partnership units	(51,582)	(51,862)	(51,751)	(52,228)

Weighted average number of Company shares outstanding — GAAP EPS	267,945	243,775	260,055	244,034

Diluted:
Weighted average number of shares outstanding — FFO per share	319,608	296,064	311,929	296,868
Conversion of Operating Partnership units	(51,582)	(51,862)	(51,751)	(52,228)
Anti-dilutive common stock equivalents for GAAP EPS	(81)	(427)	(123)	—

Weighted average number of Company shares outstanding — GAAP EPS	267,945	243,775	260,055	244,640

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$3,191	$2,152	$10,447	$2,341
Straight-line rent	11,253	2,056	8,894	1,669
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:			.
Non-cash ground rent expense	(1,705)	(231)	(1,606)	(193)
Provisions for impairment	(55,514)	(61)	(629)	—
Interest expense:
Statutory interest expense on Glendale judgment being appealed	(2,249)	—	—	—
Mark-to-market adjustments on debt	3,622	739	6,436	1,082
Amortization of deferred finance costs	(10,479)	(675)	(5,558)	(401)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	212	—	3,652	—
Write-off of deferred finance costs	(50)	244	(714)	—

Totals	$(52,700)	$4,224	$19,941	$4,498

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$11,938	$6,432	$28,503	$7,075
Straight-line rent	33,156	6,990	26,649	7,155
Real estate taxes:
Real estate tax stabilization agreement	(2,943)	—	(2,943)	—
Other property operating costs:
Non-cash ground rent expense	(5,260)	(693)	(4,785)	(577)
Provisions for impairment	(56,123)	(61)	(2,630)	(217)
Interest expense:
Statutory interest expense on Glendale judgment being appealed	(6,706)	—	—	—
Mark-to-market adjustments on debt	12,143	2,204	24,473	3,152
Amortization of deferred finance costs	(22,709)	(1,496)	(13,628)	(1,314)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	212	—	3,765	—
Write-off of deferred finance costs	157	—	(3,102)	—

Totals	$(36,135)	$13,376	$56,302	$15,274

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Basic	267,945	243,775	260,055	244,034
Diluted	267,945	243,775	260,055	244,640
Assuming full conversion of Operating Partnership units:
Basic	319,527	295,637	311,806	296,262
Diluted	319,608	296,064	311,929	296,868
	.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2008	September 30, 2008

Cash From Recurring Operations
FFO — Operating Partnership	$185,434	$636,658
Plus (Less):
Non-FFO cash from Master Planned Communities	(20,157)	(81,353)
Deferred income taxes	(17,435)	(18,680)
Tenant allowances and capitalized leasing costs (a)	(40,540)	(114,503)
Above and below-market tenant leases, net	(5,343)	(18,370)
Straight-line rent adjustment	(13,309)	(40,146)
Real estate tax stabilization agreement	981	2,943
Non-cash ground rent expense	1,936	5,953
Provisions for impairment	55,575	56,184
Statutory interest expense on Glendale judgment being appealed	2,249	6,706
Mark-to-market adjustments on debt	(4,361)	(14,347)
Amortization of deferred finance costs	11,154	24,205
Debt extinguishment costs:
Write-off of mark-to-market adjustments	(212)	(212)
Write-off of deferred finance costs	(194)	(157)

Cash From Recurring Operations — Operating Partnership	$155,778	$444,883

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$155,778	$444,883
Less common dividends/distributions paid	(159,866)	(467,589)

Retained Funds From Recurring Operations — Operating Partnership	$(4,088)	$(22,706)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Core FFO
Operating Partnership FFO	$185,434	$208,443	$636,658	$910,386
Exclusions, at the Company’s share:
Master Planned Communities net operating loss (income)	39,069	(22,509)	24,961	(46,307)
(Benefit from) provision for income taxes	(18,792)	14,790	(844)	(254,379)

Core FFO	$205,711	$200,724	$660,775	$609,700

Weighted average shares assuming full conversion of Operating Partnership units — diluted	319,608	296,064	311,929	296,868

Core FFO — per share	$0.64	$0.68	$2.12	$2.05

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, STRAIGHT LINE RENT & SFAS #141 & #142
(dollars in thousands)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

(b)	Certain amounts have been reclassified to conform to the current period presentation.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	09/30/2008	06/30/2008	03/31/2008 (b)	12/31/2007
Pro Rata EBITDA (a)
GAAP Net Income	$85,951	$92,007	$66,318	$287,954
Discontinued operations, net of minority interest — Gains on dispositions	(45,941)	(30,819)	—	—
Income allocated to minority interest	22,274	26,800	27,916	77,012
Interest expense	1,409,197	1,391,525	1,360,346	1,327,203
(Benefit from) provision for income taxes	(37,795)	(4,212)	8,891	(289,430)
Amortization of deferred finance costs	29,837	24,641	25,710	20,574
Debt extinguishment costs	(1,381)	(3,913)	(1,883)	(1,675)
Interest income	(12,042)	(13,544)	(18,225)	(21,575)
Depreciation and amortization	836,670	834,014	809,966	809,161

Pro Rata EBITDA	$2,286,770	$2,316,499	$2,279,039	$2,209,224
Net Interest (a)
Amortization of deferred finance costs	(29,837)	(24,641)	(25,710)	(20,574)
Debt Extinguishment Costs	1,381	3,913	1,883	1,675
Interest expense	(1,409,197)	(1,391,525)	(1,360,346)	(1,327,203)
Interest income	12,042	13,544	18,225	21,575

Net interest	$(1,425,611)	$(1,398,709)	$(1,365,948)	$(1,324,527)

Interest Coverage Ratio	1.60	1.66	1.67	1.67

Fixed Charges (c)
Net interest	$(1,425,611)	$(1,398,709)	$(1,365,948)	$(1,324,527)
Preferred unit distributions	(11,092)	(11,656)	(11,808)	(12,963)

Fixed charges	$(1,436,703)	$(1,410,365)	$(1,377,756)	$(1,337,490)

Ratio of Pro Rata EBITDA to Fixed Charges	1.59	1.64	1.65	1.65

Fixed Charges & Common Dividend
Fixed charges	$(1,436,703)	$(1,410,365)	$(1,377,756)	$(1,337,490)
Common dividend/distributions	(615,523)	(588,773)	(562,839)	(547,788)

Fixed charges & common dividend	$(2,052,226)	$(1,999,138)	$(1,940,595)	$(1,885,278)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend	1.11	1.16	1.17	1.17

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share. The above ratios are lower than those of the revolver and term loan facility, due to certain adjustments per the loan agreement.

(b)	Certain amounts have been reclassified to conform to the current period presentation.

(c)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Comparable NOI Growth	2008	2007 (a)	2008	2007 (a)

Total Retail and Other NOI	$622,465	$616,276	$1,885,970	$1,757,492
NOI from noncomparable properties	(30,671)	(22,136)	(90,199)	(70,021)
Corporate and other (b)	(999)	(659)	(1,972)	61,851

Comparable NOI (c)	$590,795	$593,481	$1,793,799	$1,749,322

(Decrease) increase in Comparable NOI	-0.5%		2.5%

(a)	Certain amounts have been reclassified to conform to the current period presentation.

(b)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to operations. In addition, due to the acquisition of our partner’s 50% interest in GGP/Homart I in July 2007 and, since GGP owned an interest in and managed the GGP/Homart I properties throughout 2007 and 2008, this amount includes an adjustment to reflect such additional 50% interest for all periods in the comparable NOI presentation.

(c)	Comparable properties are properties that have been owned and operated for the entire time during the compared accounting periods, excluding those properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY (a)
(dollars in thousands)

	Consolidated Properties				Unconsolidated	Company Portfolio
	Maryland			Total	Property @ Share	Total MPC
	Properties (b)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment

Three Months Ended

September 30, 2008
Land Sales (c)	$1,368	$2,415	$2,375	$6,158	$13,144	$19,302
Land Sales Operations (d) (e)	1,330	4,692	2,491	8,513	9,513	18,026

Net Operating Income (Loss) before Provision for Impairment (f)	$38	$(2,277)	$(116)	$(2,355)	$3,631	$1,276

September 30, 2007
Land Sales (c)	$3,704	$45,771	$4,713	$54,188	$33,536	$87,724
Land Sales Operations (d) (e)	4,493	35,328	3,338	43,159	22,056	65,215

Net Operating Income (Loss)	$(789)	$10,443	$1,375	$11,029	$11,480	$22,509

Nine Months Ended

September 30, 2008
Land Sales (c)	$2,345	$18,539	$10,196	$31,080	$54,064	$85,144
Land Sales Operations (d) (e)	3,656	21,119	8,870	33,645	36,115	69,760

Net Operating Income (Loss) before Provision for Impairment (f)	$(1,311)	$(2,580)	$1,326	$(2,565)	$17,949	$15,384

September 30, 2007
Land Sales (c)	$13,639	$84,495	$15,977	$114,111	$69,558	$183,669
Land Sales Operations (d) (e)	15,207	66,293	11,345	92,845	44,517	137,362

Net Operating Income (Loss)	$(1,568)	$18,202	$4,632	$21,266	$25,041	$46,307

(a)	Excludes operations from our residential development project.

(b)	Maryland Properties include Columbia and Fairwood.

(c)	Includes builder price participation.

(d)	Land Sales Operations includes selling and general and administrative expenses.

(e)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(f)	Master Planned Communities Net Operating Income (Loss) before Provision for Impairment excludes provision for impairment ($40.3M) related to our Nouvelle at Natick residential development project.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — VALUATION AND NET CASH FLOW GENERATED (a)
(dollars in thousands)
VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of September 30, 2008 (b)	$1,809,667
Estimated Value of Assets as of December 31, 2007 (c)	3,280,178
NET CASH FLOW GENERATED

	Nine Months Ended September 30,
	2008	2007
Net Operating Income	$15,384	$46,307
Cost of Land Sales	6,269	40,486
The Woodlands NOI (d)	(17,949)	(25,041)
The Woodlands Cash Distribution for 2007 (d)	—	31,500
Other Adjustments to Derive Cash Generated (e)	(928)	22,330

Total Cash Generated	2,776	115,582

Land Development Expenditures, Net of Related Financing	(68,745)	(109,503)

Estimated Net Cash Flow from Master Planned Communities (f)	$(65,969)	$6,079

(a)	Excludes operations from our residential development project.

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of The Woodlands.

(c)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of The Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution scheduled to be made in the first quarter of 2010 pursuant to the CSA.

(d)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The partnership cash distribution is based on the final cash earned by The Woodlands and generally occurs at the end of each year. In 2007, $70.8 million was distributed in the fourth quarter.

(e)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(f)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Nine Months Ended		Total	Remaining
		September 30,		Gross	Saleable
		2008	2007	Acres	Acres
Maryland Properties (d)
Residential	- Acres Sold	—	2.0		263
	- Average Price/Acre	$—	$1,146
Commercial	- Acres Sold	—	20.0		325
	- Average Price/Acre	$—	$432
Maryland Properties Acreage				19,100	588

Summerlin (e)
Residential	- Acres Sold	3.1	37.6		6,812
	- Average Price/Acre	$1,868	$1,236
Commercial	- Acres Sold	—	20.8		867
	- Average Price/Acre	$—	$1,108
Summerlin Acreage				22,500	7,679

Bridgeland
Residential	- Acres Sold	34.4	58.5		5,991
	- Average Price/Acre	$261	$247
Commercial	- Acres Sold	—	—		1,261
	- Average Price/Acre	$—	$—
Bridgeland Acreage				11,400	7,252

The Woodlands (f)
Residential	- Acres Sold	189.3	239.5		1,866
	- Average Price/Acre	$383	$361
Commercial	- Acres Sold	28.3	67.5		1,092
	- Average Price/Acre	$753	$483
The Woodlands Acreage				28,400	2,958

(a)	Excludes operations from our residential development project.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K/A, as well as page 22 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia and Fairwood.

(e)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K/A for more information. Average price per acre includes assumption of special improvement district financing.

(f)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	9/30/2008		12/31/2007	12/31/2006	12/31/2005
Capital Information

Closing common stock price per share (a)	$15.10		$41.18	$52.23	$46.99
52 Week High (b)	57.84		67.43	55.70	48.27
52 Week Low (b)	13.37		39.31	42.36	31.38
Total Return — Trailing Twelve Months (share depreciation / appreciation and dividend)	-68.1%		-17.6%	14.7%	34.1%

Common Shares and Common Units outstanding at end of period	319,537,809	(c)	295,749,082	294,957,220	292,258,544

Portfolio Capitalization Data
Total Portfolio Debt (d)
Fixed	$23,211,847		$23,580,449	$21,172,774	$17,293,150
Variable	4,554,882		3,546,063	2,980,055	6,085,638
Total Preferred Securities	121,399		121,482	182,828	205,944
Stock market value of common stock and Operating Partnership units outstanding at end of period	4,825,021		12,178,947	15,405,616	13,733,229

Total Market Capitalization at end of period	$32,713,149	(e)	$39,426,941	$39,741,273	$37,317,961

Leverage Ratio (%)	84.9%		68.8%	60.8%	62.6%

(a)	Reflects closing common stock share price at September 30, 2008 of $15.10. The closing common stock share price on October 31, 2008 was $4.14.

(b)	52-week pricing information includes intra-day highs and lows.

(c)	Net of 1.4 million treasury shares.

(d)	Excludes liabilities to special improvement districts, minority interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(e)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended September 30, 2008.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2007	51,850,986	245,704,746	(1,806,650)	295,749,082

Direct stock purchase and dividend reinvestment plan	—	68,505	—	68,505

Employee stock purchase plan	—	157,296	—	157,296

Conversion of Preferred Units to OP Units and redemption to Common Shares	—	5,000	—	5,000

Redemption of OP Units into common shares	(558,495)	558,495	—	—

Common stock offering	—	22,829,355	—	22,829,355

Issuance of stock for stock option exercises and restricted stock grants, including treasury shares issued for stock option exercises	—	371,860	50	371,910

Issuance of stock, including from treasury, pursuant to the contingent stock agreement	—	—	356,661	356,661

Common Shares and OP Units Outstanding at September 30, 2008	51,292,491	269,695,257	(1,449,939)	319,537,809

Net number of common shares issuable assuming exercise of dilutive stock options at September 30, 2008				17,413

Diluted Common Shares and OP Units Outstanding at September 30, 2008				319,555,222

Weighted average common shares and OP Units outstanding for the nine months ended September 30, 2008 (Basic)				311,806,244

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				122,303

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the nine months ended September 30, 2008 (a)				311,928,547

(a)	Excludes shares of common stock issuable on any exchange of the 3.98% senior exchangeable notes due 2027, as the conditions for such exchange were not satisfied as of the period ended September 30, 2008.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized.

(b)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (a)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (b)		Rate (c)		Amount (b)	Rate (c)		Amount (b)	Rate (c)
2008	$1,130,131		6.62%		$77,233	9.19%		$1,207,364	6.79%
2009	3,066,477		5.31%		252,311	5.26%		3,318,788	5.30%
2010	3,866,664		5.18%		643,058	5.10%		4,509,722	5.17%
2011	7,277,606		5.30%		1,163,009	6.04%		8,440,615	5.40%
2012	3,816,461		5.19%		771,056	5.50%		4,587,517	5.24%
2013	4,365,999		6.07%		122,754	5.22%		4,488,753	6.05%
2014	251,100		5.11%		3,533	11.81%		254,633	5.20%
2015	193,503		5.21%		38,028	6.94%		231,531	5.50%
2016	223,954		6.60%		—	0.00%		223,954	6.60%
2017	104,452		6.54%		6,845	6.38%		111,297	6.53%
Subsequent	273,339		5.19%		119,216	8.85%		392,555	6.30%

Totals	$24,569,686	(d)	5.48%		$3,197,043	5.83%		$27,766,729	5.52%

Fixed Rate (e)	20,353,549		5.61%		2,858,298	5.66%		23,211,847	5.61%
Variable Rate (e)	4,216,137		4.83%		338,745	7.23%		4,554,882	5.01%

Totals	$24,569,686	(d)	5.48	% (f)	$3,197,043	5.83	% (f)	$27,766,729	5.52	% (f)

Average Time to Maturity (in years by days)

Fixed Rate Debt	3.01 years	3.19 years	3.03 years
Variable Rate Debt	3.32 years	2.62 years	3.27 years
All GGP Debt	3.06 years	3.13 years	3.07 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of September 30, 2008 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$24,569,686
Other liabilities — Special Improvement Districts	70,705
Minority interest ownership adjustment	71,249
Purchase accounting mark-to-market adjustments	55,061

GGP Consolidated GAAP debt	$24,766,701

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
THIRD QUARTER 2008 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
June 30, 2008 *	$23,144,805	$4,329,696	$27,474,501

New Funding:
Property Related	—	1,510,000	1,510,000
Non-Property Related	—	(375,000)	(375,000)

Refinancings:
Property Related	(941,151)	23,090	(918,061)

Interest rate SWAP activity	1,070,304	(1,070,304)	—

Revolver Borrowings	—	137,400	137,400
Other Property Related	(62,111)	—	(62,111)

Net Change	67,042	225,186	292,228

September 30, 2008 *	$23,211,847	$4,554,882	$27,766,729

*	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts, minority interest adjustment and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans
Tucson Mall (b)	10/13/08	4.34%	$118,731
Bayside (c)	11/03/08	6.00%	53,401
Chico Mall	02/11/09	4.89%	57,552
Deerbrook	03/02/09	3.59%	74,986
Jordan Creek	03/02/09	4.66%	187,784
Southland	03/02/09	3.70%	82,267
Prince Kuhio	04/01/09	3.57%	38,289
JP Comm Sr. Austin Bluffs	04/09/09	4.68%	2,331
JP Comm Sr. Division Crossing	04/09/09	4.52%	5,371
JP Comm Sr. Fort Union	04/09/09	4.60%	2,804
JP Comm Sr. Halsey Crossing	04/09/09	4.62%	2,629
JP Comm Sr. Orem Plaza Center St	04/09/09	4.61%	2,506
JP Comm Sr. Orem Plaza State St	04/09/09	4.73%	1,551
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	3,882
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,555
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,097
Town East	04/13/09	3.57%	106,681
Grand Canal Shoppes	05/01/09	4.86%	398,244
Coastland	06/01/09	6.73%*	97,578
The Crossroads (MI)	06/01/09	7.53%	40,227
Woodbridge Corporation	06/01/09	4.35%	210,444
Steeplegate	07/31/09	5.08%	78,744
Village of Cross Keys	07/31/09	7.04%*	10,643
Apache (d)	08/03/09	7.05%*	49,911
Cumberland	08/10/09	7.10%*	159,052
The Parks at Arlington	09/01/09	7.03%*	137,780
Baybrook	10/01/09	6.66%*	148,841
Oakview	10/01/09	7.16%*	115,953
Coral Ridge	11/02/09	6.15%*	99,037
Governor’s Square	12/01/09	7.66%*	58,419
Lakeside Mall	12/01/09	4.37%	182,465
Mall St Matthews	01/04/10	4.90%	146,144
North Star	01/04/10	4.53%	235,291
Ward Centre & Ward Entertainment	01/04/10	4.44%	58,988
Park Place	01/11/10	5.24%	178,321
Visalia	01/11/10	3.89%	42,428
Lansing I	01/15/10	9.35%*	24,780
Pecanland	03/01/10	4.39%	58,876
Southland	03/05/10	5.16%	109,928
Providence Place	03/11/10	5.22%	360,732
Ridgedale	04/01/10	4.96%	180,089
West Valley	04/01/10	3.48%	57,613
Pioneer Place	04/27/10	10.00%*	651
Peachtree	06/01/10	5.19%	90,497
Coronado	06/07/10	5.18%	170,507
La Cantera	06/07/10	5.29%	129,402
Maine	06/11/10	4.92%	218,580
Burlington	07/01/10	5.50%	31,500
Glenbrook	07/01/10	5.01%	179,071
Regency Square	07/01/10	3.68%	95,160
St. Louis Galleria	07/05/10	4.94%	239,897
Lynnhaven	07/06/10	5.18%	239,384

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Loan continued in October until 10/11/2033.

(c)	Loan repaid on 11/03/2008.

(d)	Loan refinanced in October with a maturing date of 3/1/2009.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
Boise Towne Plaza	07/09/10	4.88%	$11,056
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	15,421
JP Comm Jr. Univ. Crossing	07/09/10	4.82%	11,513
Crossroads Center (MN)	07/30/10	4.87%	85,265
70 Columbia Corporate Center	10/01/10	10.15%*	19,676
Newgate	10/01/10	4.96%	41,475
Park City	10/01/10	5.29%	150,907
Staten Island	10/01/10	6.10%*	281,795
Fashion Place	10/05/10	5.41%	145,857
110 North Wacker	10/11/10	5.14%	45,943
Chapel Hills	10/11/10	5.15%	116,807
Gallery at Harborplace	12/01/10	8.00%	65,158
Rogue Valley	12/31/10	7.96%	26,578
Newpark	02/01/11	7.58%	68,846
Westlake Center	02/01/11	8.00%	65,682
Boise Towne Square	02/10/11	6.74%	71,501
10000 West Charleston	03/01/11	7.88%*	21,984
North Point	03/01/11	5.58%	217,616
Capital	04/01/11	7.52%	20,484
Eden Prairie	04/01/11	4.79%	80,765
Gateway	04/01/11	7.48%	40,145
Greenwood	04/01/11	7.47%	45,071
Mall of Louisiana	04/01/11	5.92%	236,876
Beachwood Place	04/07/11	5.73%	242,251
Vista Ridge	04/11/11	6.89%*	81,247
The Woodlands	06/13/11	6.02%	240,000
Northridge Fashion	07/01/11	7.24%*	127,712
River Town	07/01/11	7.58%*	119,073
Willowbrook Mall	07/01/11	6.92%	160,183
Collin Creek Mall	07/11/11	6.87%	67,677
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore	09/01/11	7.20%*	31,326
Eastridge (CA)	09/01/11	5.89%	170,000
Stonestown	09/01/11	5.89%	273,000
Tysons Galleria	09/12/11	5.84%	255,000
Victoria Ward	10/06/11	5.69%	157,000
Augusta Mall	11/11/11	5.50%*	175,000
One Owings Mills	12/01/11	8.50%*	4,119
Eastridge (WY)	12/05/11	5.20%	39,572
Pine Ridge	12/05/11	5.22%	26,681
Red Cliffs	12/05/11	5.25%	25,358
Three Rivers	12/05/11	5.24%	21,722
Hulen Mall	12/07/11	5.14%	114,215
Provo Mall	04/05/12	5.91%	41,052
Spokane Valley Mall	04/05/12	5.91%	41,052
Streets at Southpoint	04/06/12	5.45%	242,881
Oviedo	05/07/12	5.24%	52,343
Sikes Senter	06/01/12	5.32%	61,989
Buckland Hills	07/02/12	5.01%	166,700
Oglethorpe	07/02/12	4.99%	142,845

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
Valley Plaza	07/11/12	3.96%	$96,595
White Marsh	09/01/12	5.68%*	187,000
Corporate Pointe	09/11/12	6.83%*	9,134
Grand Traverse	10/01/12	5.12%	86,155
The Mall in Columbia	10/01/12	5.87%*	400,000
Harborplace	10/05/12	5.95%	50,000
Fox River	12/03/12	6.06%	195,000
Ivanhoe Capital	12/03/12	5.88%	93,713
Columbia Mall (MO)	02/01/13	6.17%	90,000
Market Place	02/01/13	6.16%	106,000
Homart I	02/28/13	6.03%	245,115
Gateway Overlook	03/01/13	5.91%	55,000
Faneuil Hall	04/01/13	5.66%	94,945
Lincolnshire Commons	04/01/13	6.14%	28,000
Pembroke	04/11/13	5.06%	131,647
Mayfair (b)	06/03/13	6.38%	195,730
Pioneer Place (b)	06/03/13	6.38%	111,603
Columbiana Center (b)	06/03/13	6.38%	75,066
Mondawmin Mall (b)	06/03/13	6.38%	60,292
Owings Mills (b)	06/03/13	6.38%	37,932
Foothills (b)	06/03/13	6.38%	36,135
Grand Teton / Plaza (b)	06/03/13	6.38%	34,738
Salem Center (b)	06/03/13	6.38%	29,707
Fallen Timbers	06/03/13	6.38%	30,186
Animas Valley (b)	06/03/13	6.38%	24,955
Cache Valley Mall/Market (b)	06/03/13	6.38%	19,964
Colony Square Mall (b)	06/03/13	6.38%	17,968
Westwood Mall (b)	06/03/13	6.38%	17,169
Mall At Sierra Vista (b)	06/03/13	6.38%	16,770
Silver Lake Mall (b)	06/03/13	6.38%	12,977
White Mountain Mall (b)	06/03/13	6.38%	7,586
North Plains Mall (b)	06/03/13	6.38%	7,586
North Town Mall (b)	06/03/13	6.38%	81,854
Southwest Plaza (b)	06/03/13	6.38%	68,478
Spring Hill (b)	06/03/13	6.38%	48,473
Oakwood (b)	06/03/13	6.38%	53,944
Birchwood Mall (b)	06/03/13	6.38%	31,544
Mall Of The Bluffs (b)	06/03/13	6.38%	25,594
Pierre Bossiere (b)	06/03/13	6.38%	28,749
Fallbrook	06/03/13	6.26%	85,000
Oxmoor	06/03/13	6.95%	57,408
River Hills	06/03/13	6.26%	80,000
Sooner Fashion	06/03/13	6.27%	60,000
Senate Plaza	07/01/13	5.79%	12,084
The Boulevard	07/01/13	4.33%	109,044
1160/80 Town Center	07/15/13	6.99%*	9,095
The Meadows	08/01/13	5.54%	103,856
West Oaks	08/01/13	5.36%	70,575
Moreno Valley	09/11/13	6.07%	88,000

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Fixed swap expires 7/12/2010.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

FIXED RATE
				Total Debt
Loan	Maturity Date	Rate (a)(b)		Balance
Secured Asset Loans
Lakeland	10/01/13	5.24%		$55,535
Bay City	12/02/13	5.44%		24,381
Four Seasons	12/11/13	5.68%		101,949
Valley Hills	03/05/14	4.82%		57,516
Washington Park	04/01/14	5.56%		12,225
Brass Mill	04/11/14	4.63%		125,724
Bayside Bond	07/01/14	6.00%		6,635
Mall St Vincent	07/07/14	6.45%		49,000
Paramus Park	10/01/15	4.97%		105,163
Eagle Ridge	10/12/15	5.54%		48,022
Knollwood	10/12/15	5.47%		40,319
Bellis Fair	02/15/16	7.34	%*	62,646
Lakeview Square	03/01/16	5.93%		41,681
Country Hills	06/01/16	6.21%		13,633
Providence Place	07/01/16	7.76	%*	26,432
Northgate	09/01/16	6.00%		45,385
Piedmont	09/06/16	6.10%		34,177
Southlake	12/05/17	6.55%		100,000
Baltimore Center Garage	06/01/18	6.05	%*	16,845
10450 West Charleston	12/31/18	6.84	%*	4,756
Providence Place	06/30/28	7.76	%*	20,624
Houston Land Notes	2017-2033	6.50	%*	24,678
Provo Land Loan	08/01/95	10.08	%*	2,250

Corporate Debt
TRCLP Property Note	12/01/08	6.94	%*	58,000
Insurance Financing - 1	03/01/09	3.71	%*	213
TRCLP Public Indenture	03/16/09	3.63	%*	395,000
Insurance Financing - 2	04/01/09	3.71	%*	7,642
TRCLP Public Indenture	04/30/09	8.00	%*	200,000
Insurance Financing - 3	09/01/10	3.59	%*	415
Insurance Financing - 4	09/01/10	3.99	%*	958
Exchangeable Senior Notes	04/15/12	4.29	%*	1,550,000
Public Indenture - Company Debt	09/17/12	7.20	%*	400,000
TRCLP Senior Notes	05/01/13	6.91	%*	798,366
TRCLP Public Indenture	11/26/13	5.38	%*	450,000

Total Consolidated Fixed Rate Debt				$20,353,549

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of September 30, 2008.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

VARIABLE RATE
			Total Debt
Loan	Maturity Date	Rate (a)(b)	Balance
Secured Asset Loans
Fashion Show	11/28/08	7.09%	$650,000
Palazzo	11/28/08	6.56%	250,000
Oakwood Center	02/09/09	4.27%	95,000
Mayfair	06/03/13	5.52%	79,202
Pioneer Place	06/03/13	5.52%	45,160
Columbiana Center	06/03/13	5.52%	30,375
Mondawmin Mall	06/03/13	5.52%	24,397
Owings Mills	06/03/13	5.52%	15,349
Foothills	06/03/13	5.52%	14,622
Grand Teton / Plaza	06/03/13	5.52%	14,057
Salem Center	06/03/13	5.52%	12,021
Fallen Timbers	06/03/13	5.52%	12,215
Animas Valley	06/03/13	5.52%	10,098
Cache Valley Mall/Market	06/03/13	5.52%	8,079
Colony Square Mall	06/03/13	5.52%	7,271
Westwood Mall	06/03/13	5.52%	6,948
Mall At Sierra Vista	06/03/13	5.52%	6,786
Silver Lake Mall	06/03/13	5.52%	5,251
White Mountain Mall	06/03/13	5.52%	3,070
North Plains Mall	06/03/13	5.52%	3,070
North Town Mall	06/03/13	5.52%	33,122
Southwest Plaza	06/03/13	5.52%	27,710
Spring Hill	06/03/13	5.52%	19,615
Oakwood	06/03/13	5.52%	21,828
Birchwood Mall	06/03/13	5.52%	12,764
Mall Of The Bluffs	06/03/13	5.52%	10,357
Pierre Bossiere	06/03/13	5.52%	11,633
Westlake Lot 7	11/02/21	11.82%	2,437

Unsecured Asset Loans
Credit Agreement Revolver	02/24/11	4.44%	590,000
Credit Agreement Term Loan	02/24/11	3.89%	1,987,500
Trust Preferred Shares	04/30/36	4.56%	206,200

Total Consolidated Variable Rate Debt			$4,216,137

Total Consolidated Debt & Swaps		5.48%	$24,569,686

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of September 30, 2008.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

FIXED RATE
				Company
Loan	Maturity Date	Rate (a)	Total Debt	ProRata Share
Secured Asset Loans
Towson Town Center	11/10/08	6.84%	$127,886	$44,760
Woodlands Community	02/23/09	3.80%	434	228
Perimeter Shopping Center	05/01/09	6.77%*	117,047	58,523
Mizner Park	07/01/09	5.10%	57,964	28,982
Carolina Place	01/11/10	4.70%	158,972	80,281
Alderwood	07/06/10	5.03%	288,680	145,783
Christiana Mall	08/02/10	4.61%*	113,676	56,838
Water Tower Place	09/01/10	5.04%	173,326	89,514
Woodlands Community	09/01/10	7.22%	2,903	1,524
Whalers	11/08/10	5.63%	105,751	64,893
Kenwood Towne Centre	12/01/10	5.58%	238,898	168,095
Willowbrook	04/01/11	7.00%*	92,006	46,003
Silver City Galleria	06/10/11	4.95%	131,056	65,528
Austin Mall (Highland)	07/08/11	6.92%	64,998	32,499
Village of Merrick Park	08/08/11	5.94%	190,084	76,034
Northbrook Court	09/01/11	7.17%*	89,531	45,213
Montclair	09/12/11	5.88%	265,000	133,825
Arrowhead	10/03/11	6.92%*	77,468	25,820
First Colony	10/03/11	5.68%*	190,298	95,149
Riverchase	10/03/11	5.78%	305,000	152,500
Natick Mall	10/07/11	5.74%	350,000	175,000
Natick West	10/07/11	5.82%	140,000	70,000
Galleria at Tyler	10/11/11	5.46%*	250,000	125,000
Pinnacle Hills	12/08/11	5.84%	140,000	70,000
Park Meadows	07/05/12	6.00%*	360,000	126,000
Florence	09/10/12	5.04%	97,447	68,786
Glendale Galleria	10/01/12	5.01%	382,635	191,317
Oakbrook	10/01/12	5.12%*	217,050	103,010
Clackamas	10/05/12	6.35%	200,000	100,000
The Oaks	12/03/12	5.87%	102,000	52,020
Westroads	12/03/12	5.83%	89,250	45,518
Stonebriar	12/11/12	5.30%	168,810	84,405
Bridgewater Commons	01/02/13	5.27%*	136,439	47,754
Altamonte	02/01/13	5.19%*	150,000	75,000
Quail Springs	06/05/15	6.87%	74,818	37,409
CenterPointe Village	01/02/17	6.38%*	13,693	6,846
Turkey — ECE	01/01/18	6.72%	116,778	57,221
Trails Village Center	07/10/23	8.24%*	16,146	8,073
Lake Meade Blvd & Buffalo Part	07/15/23	7.30%*	5,893	2,947

Total Unconsolidated Fixed Rate Debt				$2,858,298

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2008
(dollars in thousands)

VARIABLE RATE
				Company
Loan	Maturity Date	Rate (a)(b)	Total Debt	ProRata Share
Secured Asset Loans
Woodlands Community	(c)	5.07%	$101	$53
Woodlands Community (d)	10/30/08	5.57%	29,680	15,582
Woodlands Community	07/01/09	3.84%	5,281	2,773
Woodlands Credit Agreement	08/29/09	4.76%	306,539	160,933
Woodlands Community	12/01/09	6.00%	1,662	873
Woodlands Community	01/01/10	6.23%	6,434	3,378
Woodlands Community	05/01/10	3.64%	41,130	21,593
Woodlands Community	06/01/10	4.25%	11,312	5,939
Woodlands Community	07/01/10	6.00%	423	222
Woodlands Community	12/01/10	3.69%	9,518	4,997
Superstition Springs	09/09/11	3.45%	67,500	22,498
Brazil — Aliansce	2008-2015	13.61%	203,888	99,904

Total Unconsolidated Variable Rate Debt				$338,745

Total Unconsolidated Debt		5.83%		$3,197,043

Total Debt & Swaps		5.52%		$27,766,729

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of September 30, 2008.

(c)	Payable when related land is sold.

(d)	Loan extended in October until 10/30/2011.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF SEPTEMBER 30, 2008

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	92.2%	94.4%	92.7%
Trailing 12 month total tenant sales per sq. ft.	$438	$514	$455
% change in total sales (d)	-1.0%	-0.2%	-0.7%
% change in comparable sales (d)	0.3%	-0.6%	0.3%
Mall and freestanding GLA (in sq. ft.)	50,410,168	14,130,165	64,540,333

CERTAIN FINANCIAL INFORMATION
Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e) (f)	$45.80	$54.92
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e) (f)	$38.18	$54.23
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2008 (e) (f)	$33.68	$47.51
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (g)	-1.8%	8.0%

Percent of
Minimum Rents,
Tenant Recoveries
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	and Other

Tenant (including subsidiaries)
Gap, Inc.	2.8%
Limited Brands, Inc.	2.6
Abercrombie & Fitch Co.	2.0
Foot Locker, Inc.	2.0
American Eagle Outfitters, Inc.	1.3
Macy’s Inc.	1.2
Express, LLC	1.1
Luxottica Group S.P.A.	1.1
Genesco, Inc.	1.0
American Multi-Cinema	1.0

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	2007 data previously reported one month behind the reporting date due to tenant reporting timelines, but has been adjusted in 2008 for comparability.

(e)	Represents the sum of rent and recoverable common area costs.

(f)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(g)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of September 30, 2008

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,543,436	510,022	50,888,990	330,448	129,432,426
Unconsolidated	23,060,194	658,863	14,928,657	426,533	37,988,851

Company	101,603,630	537,585	65,817,647	348,242	167,421,277
% of Total	60.7%		39.3%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
9/30/2008	92.2%	94.4%	92.7%
9/30/2007	92.9%	94.5%	93.2%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
9/30/2008	$438	$514	$455
9/30/2007	444	518	461
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
12/31/2004 (b)	402	427	410
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (b)

	Consolidated	Unconsolidated
9/30/2008	$45.80	$54.92
9/30/2007	44.06	52.39
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (b)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
9/30/2008	$38.18	$33.68	$4.50
9/30/2007	39.43	31.38	8.05
12/31/2007	39.64	31.38	8.26

Unconsolidated
9/30/2008	$54.23	$47.51	$6.72
9/30/2007	50.41	37.95	12.46
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales (c)

	Consolidated	Unconsolidated	Company
9/30/2008	13.0%	12.6%	12.9%
9/30/2007	12.5%	12.5%	12.5%
12/31/2007	12.5%	12.5%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short and long-term leases.

(c)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	% of Total	2007	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$681,894	36.2%	$631,950	36.0%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	211,802	11.2%	202,096	11.5%

South Central
Arkansas, Louisiana, Oklahoma, Texas	221,440	11.7%	217,298	12.4%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	500,059	26.5%	474,889	27.0%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	245,669	13.0%	221,250	12.6%

International	23,133	1.2%	3,545	0.2%

Corporate and Other (a)	1,973	0.2%	6,464	0.3%

TOTAL	$1,885,970	100.0%	$1,757,492	100.0%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF SEPTEMBER 30, 2008
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2008 (d)	$64,271	1,420	$45.26	$11,972	173	$69.20
2009	214,266	5,601	38.25	27,440	574	47.80
2010	230,442	4,656	49.49	24,893	400	62.23
2011	200,433	3,941	50.86	32,839	493	66.61
2012	230,306	3,918	58.78	31,475	469	67.11
2013	187,830	3,203	58.64	31,397	453	69.31
2014	179,346	2,923	61.36	27,281	359	75.99
2015	211,072	3,128	67.48	43,770	594	73.69
2016	212,965	3,075	69.26	52,832	691	76.46
2017	220,360	3,049	72.27	60,529	721	83.95
Subsequent	347,697	5,114	67.99	92,095	1,251	73.62

Total at Share	$2,298,988	40,028	$57.43	$436,523	6,178	$70.66

All Expirations	$2,298,988	40,028	$57.43	$901,734	12,674	$71.15

Retail Lease Termination Income at Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Consolidated	$4,439	$8,282	$29,408	$13,635
Unconsolidated	1,920	2,622	5,434	4,522

Total Termination Income at Share	$6,359	$10,904	$34,842	$18,157

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF SEPTEMBER 30, 2008
(in millions at share)
Definitive Projects

Development Summary of Definitive Projects:
Expansion & redevelopment projects	$741.0
New development projects	649.9
Current estimated additional costs to be incurred on recently opened redevelopment projects	88.7
Current estimated additional costs to be incurred on recently opened new development projects	46.2

Total cost of definitive expansion, redevelopment & new development projects	1,525.8

Less Expenditures on Definitive Projects:
Expansion & redevelopment projects	$(359.4)
New development projects	(400.0)

Total expenditures on definitive expansion, redevelopment & new development projects	(759.4)

Future Definitive Development Spending	$766.4

Planned Projects

Development Summary of Planned Projects:
Expansion & redevelopment projects	$21.3
New development projects	384.4

Total cost of planned expansion, redevelopment & new development projects	405.7

Less Expenditures on Planned Projects:
Expansion & redevelopment projects	$(3.7)
New development projects	(214.2)

Total expenditures on planned expansion, redevelopment & new development projects	(217.9)

Future Planned Development Spending	$187.8

Total Future Development Spending (b)	$954.2

	4Q08	2009	2010	Beyond	Total
Total Definitive Projects	$190.9	$201.2	$294.5	$79.8	$766.4
Total Planned Projects	30.6	11.9	32.6	112.7	187.8

Grand Total	$221.5	$213.1	$327.1	$192.5	$954.2

(a)	Excludes international projects.

(b)	Reflects forecasted amounts as of November 5, 2008 and does not necessarily reflect cost to complete for all projects as certain expansions or developments may be marketed for sale prior to completion of development or construction.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS AND REDEVELOPMENTS
Definitive Projects

			Forecasted Total Cost	Projected
Property	Description	Ownership %	(in millions at share)	Opening

Christiana Mall	Nordstrom and lifestyle center expansion	50%	$93.1	Q4 2009
Newark, DE

Fashion Place	Nordstrom, mall shop and streetscape GLA	100%	132.9	Q4 2011
Murray, UT	expansion, and interior mall renovation

Mondawmin Mall	Addition of Target, big box retail, restaurants and	100%	59.9	Q4 2008
Baltimore, MD	mall shop redevelopment

Montclair Plaza	Nordstrom and mall renovation	50%	25.5	Q4 2008
Montclair, CA

Saint Louis Galleria	Addition of Nordstrom and mall shop GLA	100%	58.2	Q2 2011
Saint Louis, MO

Towson Town Center	Mall shop expansion including Crate & Barrel and	35%	34.8	Q4 2008
Towson, MD	additional restaurants

Tucson Mall	Lifestyle expansion	100%	64.6	Q2 2009
Tucson, AZ

Ward Centers	Addition of Whole Foods, parking structure and	100%	139.2	Q1 2010
Honolulu, HI	other retail space

Water Tower Place	American Girl and mall shop redevelopment	52%	31.2	Q4 2008
Chicago, IL

Current forecasted cost of 17 other definitive redevelopment projects			101.6

Total definitive expansion & redevelopment projects			$741.0

Planned Projects

Current forecasted cost of 4 planned redevelopment projects	$21.3

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS (a)
Definitive Projects

			Forecasted Total Cost		Projected
Property	Description	Ownership %	(in millions at share)		Opening

Elk Grove Promenade	1.1 million sf open air lifestyle center with
Elk Grove, CA	retail, entertainment and big box components	100%	$320.3		Q4 2010

Natick	Addition of 59,000 sf streetscape and parking	50%	51.7		Q1 2009
Natick, MA	deck

	Nouvelle at Natick - luxury condominiums	100%	178.4	(b)	(c	)

Pinnacle Hills South	Target, restaurants, and additional retail	50%	7.2		Q3 2009
Rogers, AR

The Shops at La Cantera	Phase II of The Shops at La Cantera including	75%	92.3		Q4 2008
San Antonio, TX	Barnes & Noble, restaurants, mall shop and office space

Total definitive new development projects			$649.9

Planned Projects

Current forecasted cost of planned new development projects including the one listed below			$384.4

Property	Description	Ownership %

The Shops at Summerlin Centre SM	New retail development of 106 acres in the Summerlin community; project could be	100%
Las Vegas, NV	expanded in subsequent years

(a)	Excludes international projects.

(b)	Excludes the provision for impairment at September 30, 2008.

(c)	Anticipated sales period Q4 2008 — Q3 2011.